Exhibit 99.1

NEWS RELEASE

Catalyst Biosciences Reports First Quarter Operating & Financial Results and Provides Corporate Update

Announced Korean Ministry of Food and Drug Safety approval to add sixth cohort to the Phase 1/2 trial of CB 2679d/ISU304 in individuals with hemophilia B

Raised approximately $106.8 million in an underwritten public offering

Received $1.5 million in two milestone payments for neuronal nicotinic receptor (NNR) asset

Cash balance of $143.5 million after follow-on financing

SOUTH SAN FRANCISCO, Calif. – May 3, 2018 – Catalyst Biosciences, Inc. (NASDAQ: CBIO), today announced operating and financial results for the first quarter ending March 31, 2018 and provided a corporate update.

Recent Milestones:

•	Announced Korean Ministry of Food and Drug Safety approval for the addition of a sixth cohort to the Phase 1/2 trial of CB 2679d/ISU304 in individuals with hemophilia B after having announced positive data from the multi-dose Cohort 5 earlier in the quarter.

•	Cohort 6 to enroll up to 5 patients.

•	Each individual to receive a single intravenous loading dose of 75 IU/kg, followed by nine daily subcutaneous doses of 150 IU/kg CB 2679d.

•	Presented P1/2 multi-dose subcutaneous data for CB 2679d in individuals with hemophilia B in an oral presentation at the 11th Annual Congress of EAHAD.

•	Raised approximately $106.8 million in net financing in an underwritten public offering in February 2018, after payment of underwriting discounts and commissions and other offering expenses.

•	Received $1.5 million in two milestone payments for neuronal nicotinic receptor (NNR) asset following the completion of two triggering events.

•	First milestone payment of $500,000 for dosing the first patient in a clinical trial for TC-6499.

•	Second milestone payment of $1 million for dosing the first patient in a Phase 2 clinical trial with TC-6499.

•	Announced manufacturing agreement with AGC Biologics for Subcutaneous Factor IX Product CB 2679d.

NEWS RELEASE

“We continue to advance our CB 2679d FIX program with the addition of Cohort 6 after announcing positive data from our multi-dose Cohort 5 earlier this quarter. We look forward to announcing additional milestones in the coming months including the design of a Phase 2b study,” said Nassim Usman, Ph.D., president and chief executive officer of Catalyst. “Our cash balance is strong after having closed a significant equity offering, and we are well positioned to advance our Factor IX and VIIa clinical development programs through multiple clinical and regulatory milestones in 2018 and 2019.”

Upcoming Milestones

•	Announce interim results from recently added Cohort 6 to the Phase 1/2 trial of CB 2679d for the treatment of severe hemophilia B, expected in 3Q 2018, with additional data in 4Q 2018.

•	Initiate a Phase 2b trial of CB 2679d in individuals with severe hemophilia B in the third quarter of 2018.

•	Announce interim data from the open-label Phase 2 part of the Phase 2/3 trial of marzeptacog alfa (activated), a subcutaneous efficacy trial in individuals with hemophilia A or B with inhibitors to evaluate the ability of MarzAA to minimize spontaneous bleeding episodes in July 2018.

First Quarter 2018 Results and Financial Highlights

•	Cash, cash equivalents and short-term investments, as of March 1, 2018 were $143.5 million due primarily to the approximately $106.8 million in net financing in February 2018 and $9.5 million in proceeds from the exercise of warrants during the three months ended March 31, 2018.

•	Research and development expense for the three months ended March 31, 2018 was $3.8 million, compared with $2.1 million for the prior year period. The increase was due primarily to manufacturing expenses for MarzAA.

•	General and administrative expense for the three months ended March 31, 2018 was $2.9 million compared with $2.4 million for the prior year period. The increase was due primarily to personnel related expenses.

•	Interest and other income for the three months ended March 31, 2018 was $1.6 million, compared with $0 for the prior year period. The increase was due primarily to the $1.5 million gain related to milestone payments received under an agreement associated with NNR assets sold in 2016.

•	Net loss attributable to common stockholders for the three months ended March 31, 2018 was $5.0 million, or ($0.56) per basic and diluted share, compared with $4.1 million, or ($4.57) per basic and diluted share, for the prior year period.

NEWS RELEASE

•	On February 19, 2018, the final $5 million of redeemable convertible notes matured and were repaid in full, with $5 million from the restricted cash indenture. The Company has no outstanding Notes or debt.

•	As of March 31, 2018, the Company had 11,935,081 shares of common stock outstanding.

About Catalyst Biosciences

Catalyst is a clinical-stage biopharmaceutical company developing novel medicines to address hematology indications. Catalyst is focused on the field of hemostasis, including the subcutaneous prophylaxis of hemophilia and facilitating surgery in individuals with hemophilia.

For more information, please visit www.catalystbiosciences.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statement of historical fact, included in this press release regarding our strategy, the potential uses and benefits of MarzAA and CB 2679d and development plans for these product candidates are forward-looking statements. Examples of such statements include, but are not limited to, plans to complete and announce interterm results from Cohort 6 of the Phase 1/2 trial of CB 2679d, plans for the commencement of a Phase 2b clinical trial of CB 2679d, and plans to announce interim data from the Phase 2 part of the Phase 2/3 trial of MarzAA. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements as a result of various important factors, including, but not limited to, the risk that enrollment or results of clinical trials may be delayed and that such trials may not have satisfactory outcomes, that Cohort 6 of the Phase 1/2 trial of CB 2679d or the Phase 2 portion of the Phase 2/3 trial of MarzAA will not replicate the results from earlier human trials or from prior animal studies, that potential adverse effects may arise from the testing or use of the Company’s products, including the generation of antibodies, the risk that costs required to develop or manufacture the Company’s products will be higher than anticipated, competition and other factors that affect our ability to establish collaborations on commercially reasonable terms and other risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on March 19, 2018, along with our other filings with the Securities and Exchange Commission. The Company does not assume any obligation to update any forward-looking statements, except as required by law.

NEWS RELEASE

Contacts:

Investors:

Fletcher Payne, CFO

Catalyst Biosciences, Inc.

1.650.871.0761

investors@catbio.com

Media:

Josephine Belluardo, Ph.D.

LifeSci Public Relations

1.646.751.4361

jo@lifescipublicrelations.com

NEWS RELEASE

Catalyst Biosciences, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	March 31, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$126,550	$14,472
Short-term investments	16,968	17,971
Restricted cash	175	5,333
Prepaid and other current assets	1,740	1,333

Total current assets	145,433	39,109
Deposits, noncurrent	128	128
Property and equipment, net	325	276

Total assets	$145,886	$39,513

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,437	$747
Accrued compensation	511	1,366
Other accrued liabilities	952	1,322
Deferred revenue, current portion	—	212
Deferred rent, current portion	—	7
Redeemable convertible notes	—	5,085

Total current liabilities	2,900	8,739
Deferred rent, noncurrent portion	135	—

Total liabilities	3,035	8,739

Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 0 and 3,680 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized; 11,935,081 and 6,081,230 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	12	6
Additional paid-in capital	321,172	204,262
Accumulated other comprehensive income (loss)	(4)	—
Accumulated deficit	(178,329)	(173,494)

Total stockholders’ equity	142,851	30,774

Total liabilities and stockholders’ equity	$145,886	$39,513

NEWS RELEASE

Catalyst Biosciences, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Contract revenue	$6	$271
Operating expenses:
Research and development	3,771	2,061
General and administrative	2,914	2,381

Total operating expenses	6,685	4,442

Loss from operations	(6,679)	(4,171)
Interest and other income, net	1,637	33

Net loss	$(5,042)	$(4,138)

Net loss per share attributable to common stockholders, basic and diluted	$(0.56)	$(4.57)

Shares used to compute net loss per share attributable to common stockholders, basic and diluted	8,989,669	906,048